EXHIBIT D-1



                                  STATE OF ILLINOIS
                             ILLINOIS COMMERCE COMMISSION


          APPLICATION OF AMEREN CORPORATION, )
          AMEREN SERVICES COMPANY,           )
          UNION ELECTRIC COMPANY,            )
          D/B/A, AMERENUE, AND               )
          CENTRAL ILLINOIS PUBLIC SERVICE    )    DOCKET NO. 98-0664
          COMPANY, D/B/A AMERENCIPS FOR      )               -------
          APPROVAL OF CERTAIN MONEY POOL     )
          AND TAX ALLOCATION AGREEMENTS.     )


                             APPLICATION FOR APPROVAL OF
                            A UTILITY MONEY POOL AGREEMENT
                            ------------------------------

               COME NOW  Ameren  Corporation ("Ameren"), Ameren  Services
          Company   ("Ameren  Services"),  Union  Electric  Company,  d/b/a
          AmerenUE ("UE") and Central Illinois Public Service Company, d/b/a AmerenCIPS ("CIPS"), by counsel, and pursuant to 220 ILCS S.5/7-101 and 5/7-102, move the Commission to approve the Ameren Corporation System Utility Money Pool Agreement, attached hereto and in support thereof, states:

               1.   Ameren  Corporation  ("Ameren")  is a  utility  holding
          company system registered under the Public Utility Holding Company Act of 1935 (15 USC S.79 et. seq). Ameren Corporation was formed with the merger of UE and CIPS completed on December 31,
          1997.   Ameren has two public utility operating companies, UE and
          CIPS.

               2. As part of the merger process and to comply with requirements of federal law and of regulation by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, Ameren Services Company was formed to provide administrative services for system companies including, UE and CIPS.

               3.   Ameren Corporation, Ameren Services, UE and CIPS (each a


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          "Party" and known collectively as "Parties") desire to enter into a Utility Money Pool Agreement. This Agreement is reasonable and in the public interest because it will permit lower cost borrowing for the Parties by permitting internal funds to be
          loaned  on a short term basis  among the Parties.   A copy of the
          proposed Utility Money Pool Agreement is attached hereto as Exhibit A and incorporated by reference herein.

               4. Under the Money Pool Agreement, each party will determine whether it has funds available for contribution to the Utility Money Pool. If so, the Party may lend funds to the
          Utility Money Pool at its discretion. Each Party may withdraw any of its funds at any time upon notice to Ameren.

               5. The Utility Money Pool will be available for short term borrowing by Parties (other than Ameren) as funds are available. No loans through the Utility Money Pool will be made to, and no borrowing through the Utility Money Pool will be made by, Ameren Corporation.

               6. The source of funds for the Utility Money Pool will be from surplus funds in the treasuries of the Parties, proceeds from bank borrowing and sale of commercial paper by Parties, consistent with regulatory orders and applicable law. Funds shall be made available from such sources in such other order as Ameren Services, as Administrator of the Utility Money Pool, may determine will result in a lower cost of borrowing to parties from the Utility Money Pool.

               7.   Borrowing  through the  Utility  Money  Pool  shall  be


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          authorized  by the Party's Treasurer  or a designee  thereof.  No
          Party shall be required to effect a borrowing through the Utility Money Pool if such Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper in an existing commercial paper program.

               8. Interest shall accrue on the unpaid principal amount of any loan in the Utility Money Pool.

               9. Record keeping will be handled by Ameren Services under authority of the appropriate officers of the Parties. Ameren Services will administer the Utility Money Pool on an "at cost" basis.

               10. In addition to approval by the ICC, Ameren will seek approval of the Utility Money Pool Agreement from the Securities and Exchange Commission under provisions of the Public Utility Holding Company Act of 1935.

               11. In light of the demonstrated benefits available through the use of the Utility Money Pool Agreement, Ameren Corporation respectfully requests that the Commission enter its order approving the Agreement without hearing on an expedited basis.


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


               WHEREFORE, the Parties to this Application respectfully request that the Commission grant the relief requested and for such other and further approval as may be necessary or appropriate under the circumstances.


                                   Respectfully submitted,




                                    /s/ William J. Niehoff
                                   -----------------------------------
                                   William J. Niehoff, #6193763
                                   Attorney for:
                                   Union Electric Company
                                   Central Illinois Public Service Co.
                                   Ameren Services Company
                                   Ameren Corporation
                                   1901 Chouteau Avenue
                                   P.O. Box 66149 (M/C 1310)
                                   St. Louis, Missouri  63166-6149
                                   (314) 554-2514
                                   (314) 554-4014 (fax)




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                                     VERIFICATION

               Jerre Birdsong, first being duly sworn, states that he is the treasurer for the above companies, that he has reviewed this Application, and that the facts stated therein are true and correct to the best of his knowledge, information and belief.


                                    /s/ Jerre Birdsong
                                   ----------------------------------
                                   Jerre Birdsong


               Subscribed  and  sworn  to  before  me  this  29th   day  of
          September, 1998.



                                    /s/ Barbara Lungwitz
                                   ----------------------------------


               My Commission Expires:

                     9-2-99

                  BARBARA LUNGWITZ
              Notary Public - Notary Seal
                  STATE OF MISSOURI
                  City of St. Louis
        My Commission Expires:  September 2, 1999



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